NOTA KESEPAHAMAN
ANTARA
MENTERI ENERGI DAN SUMBER DAYA MINERAL
ATAS NAMA
PEMERINTAH REPUBLIK INDONESIA
DENGAN
PT FREEPORT INDONESIA

Nota Kesepahaman ini dibuat dan ditandatangani pada tanggal 31 Maret 2017 oleh dan antara:

1. Pemerintah Republik Indonesia dalam hal ini diwakili oleh Direktur Jenderal Mineral dan Batubara, atas nama Menteri Energi dan Sumber Daya Mineral (selanjutnya disebut "Pemerintah"); dan

2. PT Freeport Indonesia, sebuah perseroan terbatas yang didirikan berdasarkan hukum Republik Indonesia, yang dalam hal ini diwakili oleh Robert C. Schroeder selaku Direktur dan Clayton A. Wenas selaku Executive Vice President.

Bahwa Undang-Undang Nomor 4 Tahun 2009 tentang Pertambangan Mineral dan Batubara serta Peraturan Pemerintah Nomor 23 Tahun 2010 tentang Pelaksanaan Kegiatan Usaha Pertambangan Mineral dan Batubara sebagaimana telah beberapa kali diubah terakhir dengan Peraturan Pemerintah Nomor 1 Tahun 2017, mengatur komoditas tambang mineral logam wajib dilakukan pemurnian di dalam negeri.

Bahwa peraturan-peraturan yang berlaku mengatur bahwa penjualan hasil pengolahan ke luar negeri dilakukan dalam jangka waktu tertentu hanya dalam bentuk IUP Operasi Produksi dan IUPK Operasi Produksi.

Bahwa Kontrak Karya tanggal 30 Desember 1991 antara Pemerintah Republik Indonesia dengan PT Freeport Indonesia ("Kontrak Karya") tetap berlaku sampai dengan berakhirnya jangka waktu Kontrak Karya, yang

MEMORANDUM OF UNDERSTANDING
BETWEEN
THE MINISTER OF ENERGY AND MINERAL RESOURCES
ON BEHALF OF
THE GOVERNMENT OF THE REPUBLIC OF INDONESIA
WITH
PT FREEPORT INDONESIA

This Memorandum of Understanding is made and executed on 31 March 2017 by and between:

1. The Government of the Republic of Indonesia which in this matter is represented by the Director General of Mineral and Coal, on behalf of the Minister of Energy and Mineral Resources (hereinafter referred to as the "Government"); and

2. PT Freeport Indonesia, a limited liability company duly established under the law of the Republic of Indonesia, which in this matter is represented by Robert C. Schroeder as Director and Clayton A. Wenas as Executive Vice President.

That Law Number 4 of 2009 regarding Mineral and Coal Mining and Government Regulation Number 23 of 2010 regarding the Implementation of Mineral and Coal Mining as has been amended several times, at the latest by the Government Regulation Number 1 of 2017, sets out obligations in respect of domestic refining of metal mineral mining commodity.

That prevailing regulations set out that the sale of the processed products to overseas for a certain period may only be conducted in the form of IUP Operation Production and IUPK Operation Production.

That the Contract of Work dated 30 December 1991 between the Government of Indonesia and PT Freeport Indonesia (the "Contract of Work") remains valid until the expiry of the term of the Contract of Work, which among

antara lain mengatur hak dan syarat PT Freeport Indonesia untuk melakukan penjualan hasil pengolahan ke luar negeri.

others stipulates the right and requirement of PT Freeport Indonesia to conduct sales of the processed products to overseas.

Bahwa berdasarkan pertimbangan sebagaimana tersebut di atas, Pemerintah dan PT Freeport Indonesia dengan ini menyepakati hal-hal sebagai berikut:

That based on the above considerations, the Government and PT Freeport Indonesia hereby agrees as follows:

1. Pemerintah memberikan suatu IUPK Operasi Produksi untuk jangka waktu tertentu kepada PT Freeport Indonesia sebagai revisi atas Keputusan Menteri Energi dan Sumber Daya Mineral Nomor 413 K/30/MEM/2017 tentang Izin Usaha Pertambangan Khusus Operasi Produksi kepada PT Freeport Indonesia dan persetujuan ekspor yang diperlukan untuk melakukan penjualan hasil pengolahan ke luar negeri.

1. The Government grants an IUPK Operation Production for certain period to PT Freeport Indonesia, revising the Decree of the Minister of Energy and Mineral Resources Number 413 K/30/MEM/2017 regarding Special Mining Business License to PT Freeport Indonesia, and necessary export approval for sales of processed products to overseas.

2. IUPK Operasi Produksi sebagaimana dimaksud pada angka 1 berlaku untuk jangka waktu 8 (delapan) bulan efektif sejak tanggal diterbitkannya Keputusan Menteri Energi dan Sumber Daya Mineral Nomor 413 K/30/MEM/2017 tentang Izin Usaha Pertambangan Khusus Operasi Produksi kepada PT Freeport Indonesia.

2. The IUPK Operation Production as referred to in number 1 will be valid for a term of 8 (eight) months effective from the date of the issuance of the Decree of the Minister of Energy and Mineral Resources Number 413 K/30/MEM/2017 regarding Special Mining Business License to PT Freeport Indonesia.

3. Dalam rangka pelaksanaan IUPK Operasi Produksi sebagaimana dimaksud pada angka 1 dan angka 2, Pemerintah memberikan dukungan regulasi yang diperlukan sehingga PT Freeport Indonesia dapat melakukan penjualan hasil pengolahan ke luar negeri dengan membayar bea keluar, dengan pencadangan penuh hak-haknya, dengan tarif yang telah dibayar sebelumnya, yaitu sebesar 5% (lima persen) selama jangka waktu IUPK Operasi Produksi tersebut di atas. Setelah selesainya jangka waktu IUPK Operasi Produksi tersebut di atas, Menteri dapat melakukan evaluasi dalam rangka penyesuaian besaran bea keluar sebagai bahan pembahasan dalam perundingan sebagaimana dimaksud pada angka 4.

3. In the framework of implementing the IUPK Operation Production as referred to in number 1 and number 2, the Government provides necessary supporting regulations, so that PT Freeport Indonesia may conduct export of processed product overseas by paying export duty, with a full reservation of its rights, at a rate as had been previously paid, which is 5% (five percent) during the term of the abovementioned IUPK Operation Production. After the expiration of the term of the IUPK Operation Production as mentioned above, Minister may conduct evaluation in the framework of export duty rate adjustment as a discussion material in the negotiations as referred to in number 4.

4. Selama jangka waktu IUPK Operasi Produksi sebagaimana dimaksud pada angka 1 dan angka 2, Pemerintah dan PT

4. During the term of IUPK Operation Production as referred to in number 1 and number 2, the Government and PT

Freeport Indonesia akan membahas dan merundingkan suatu IUPK Operasi Produksi yang disertai perjanjian stabilitas investasi dan dukungan regulasi yang diperlukan guna mendukung investasi jangka panjang PT Freeport Indonesia yang memberikan hak-hak yang sama dan tingkat kepastian hukum dan fiskal yang sama dengan yang diatur dalam Kontrak Karya.

Freeport Indonesia will discuss and negotiate an IUPK Operation Production which is accompanied with an investment stability agreement and necessary supporting regulations to support the long-term investment of PT Freeport Indonesia which provides the same rights and the same level of legal and fiscal certainty as enumerated in the Contract of Work.

5. Kontrak Karya serta dokumen kesepakatan lainnya antara Pemerintah dan PT Freeport Indonesia tetap berlaku dan dihormati serta sebagai landasan dalam perundingan suatu IUPK Operasi Produksi yang disertai perjanjian stabilitas investasi dan dukungan regulasi yang diperlukan guna mendukung investasi jangka panjang PT Freeport Indonesia.

5. The Contract of Work and other agreement documents between the Government and PT Freeport Indonesia continue to be valid and honored as well as the basis for negotiation of an IUPK Operation Production which is accompanied with an investment stability agreement and necessary supporting regulations to support the long-term investment of PT Freeport Indonesia.

6. Apabila tercapai kesepakatan dalam pembahasan dan perundingan pada semua hal sebagaimana dimaksud pada angka 4, Kontrak Karya serta dokumen kesepakatan lainnya antara Pemerintah dan PT Freeport Indonesia berakhir.

6. In the event an agreement is reached during the discussion and negotiation on all items as referred to in number 4, the Contract of Work and other agreement documents between the Government and PT Freeport Indonesia is terminated.

7. Apabila tidak tercapai kesepakatan dalam pembahasan dan perundingan pada semua hal sebagaimana dimaksud pada angka 4, IUPK Operasi Produksi sebagaimana dimaksud pada angka 1 dan angka 2 berakhir dan pengusahaan pertambangan tetap dilakukan berdasarkan Kontrak Karya.

7. In the event an agreement is not reached during the discussion and negotiation on all items as referred to in number 4, the IUPK Operation Production, as referred to in number 1 and number 2, terminates and the mining enterprise continues to be conducted according to the Contract of Work.

8. Nota Kesepahaman ini berlaku selama jangka waktu IUPK Operasi Produksi sebagaimana dimaksud pada angka 1 dan angka 2.

8. This Memorandum of Understanding is valid for the term of the IUPK Operation Production as referred to in number 1 and number 2.

Kedua belah pihak berkomitmen untuk bekerja sama dengan itikad baik melaksanakan Nota Kesepahaman ini dengan sungguh-sungguh dan sebaik-baiknya.

Both parties are committed to cooperate in good faith to implement this Memorandum of Understanding earnestly and as well as possible.

Seluruh perselisihan mengenai Nota Kesepahaman ini akan diputuskan dengan final melalui arbitrase sesuai dengan *UNCITRAL Arbitration Rules*.

All disputes arising in respect of this Memorandum of Understanding will be finally determined by arbitration in accordance with the UNCITRAL Arbitration Rules.

Nota Kesepahaman ini ditandatangani dan dibuat dalam 2 (dua) rangkap yang terpisah, yang masing-masing berkekuatan hukum yang sama.

It is agreed that this Memorandum of Understanding may be executed in counterparts, in which each of them is equally authentic.

a.n. Menteri Energi dan Sumber Daya Mineral/
on behalf of the Minister of Energy and Mineral Resources

METERAI TEMPEL
10776AEF308224260
6000
ENAM RIBU RUPIAH

Bambang Gatot Ariyono
Direktur Jenderal Mineral dan Batubara/
Director General of Mineral and Coal

PT Freeport Indonesia

Robert C. Schroeder
Direktur/*Director*

Clayton A. Wenas
Executive Vice President